Exhibit 15.1(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8

(No. 333-114158, 333-123687, 333-129808, 333-138765, 333-147402, 333-155448, 333-163616, 333-170714, 333-178115 and 333-185261) of Sony Corporation of our report dated June 15, 2012 relating to the financial statements of Sony Mobile Communications AB (formerly known as Sony Ericsson Mobile Communications AB), which is incorporated by reference in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers AB

Malmo, Sweden

June 27, 2013